FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

APR 27 1994
C 10435-94

C15343-94

ARTICLES OF INCORPORATION

OF

CLEAR CHANNEL HOLDINGS, INC.

1. Name: The name of the corporation is CLEAR CHANNEL HOLDINGS, INC.

2. Registered Agent and Principal and Registered Office: The address of the principal and registered office of the corporation in Nevada is: 3305 W. Spring Mountain Road, Suite 60, Las Vegas, Nevada 89102, and the name of the registered agent of the corporation at that address is: The Home Office.

3. Purposes: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Business Corporation Act.

4. Capital Stock: The aggregate number of shares which the corporation shall have the authority to issue is 1,000 shares of common stock of the par value of ten cents ($0.10) per share.

5. Directors: The members of the governing board of the corporation shall be styled "Directors." The initial Board of Directors shall consist of three (3) members. The names and addresses of the persons who are elected to serve as Directors until the first annual meeting of the shareholders, and until their successors shall have been elected and qualified, are:

NAME	ADDRESS
Mark P. Mays	c/o The Home Office 3305 W. Spring Mountain Rd. Suite 60 Las Vegas, Nevada 89102
L. Lowry Mays	c/o The Home Office 3305 W. Spring Mountain Rd. Suite 60 Las Vegas, Nevada 89102
Linda McCaul	3810 Upland Street Arlington, VA 22207

6. Assessability of Stock: After the amount of the subscription price, or par value, for the issuance of capital stock has been paid, the capital stock is not subject to assessment to pay the debts of the corporation.

7. Denial of Cumulative Voting: No stockholder shall have the right to cumulate his votes for the election of directors, but each share shall be entitled to one vote in the election of each director.

8. Denial of Preemptive Rights. No stockholder shall be entitled as a matter of right to subscribe for, purchase or receive any shares of the stock or any rights or options of the corporation which it may issue or sell, whether out of the number of shares authorized by this Certificate of Incorporation or by amendment hereof or out of the shares of the stock of the corporation acquired by it after the issuance thereof, nor shall any stockholder be entitled as a matter of right to subscribe for, purchase or receive any bonds, debentures or other securities which the corporation may issue or sell that shall be convertible into or exchangeable for stock or to which shall be attached or appertained any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligation the right to subscribe for, purchase or receive from the corporation any shares of its capital stock; but all such additional issues of stock, rights and options, or of bonds, debentures or other securities convertible into or exchangeable for stock, or to which warrants shall be attached or appertained or which shall confer upon the holder the rights to subscribe for, purchase or receive any shares of stock, may be issued and disposed of by the Board of Directors to such persons, firms or corporations as in their absolute discretion they may deem advisable. The acceptance of stock in the corporation shall be a waiver of any preemptive or preferential right which in the absence of this provision might otherwise be asserted by stockholders of the corporation or any of them.

9. Duration. The period of the duration of the corporation is perpetual.

10. Limited Liability and Indemnification. To the fullest extent permitted by the Nevada Business Co[illegible]ation Act as the same exists or may hereafter be amended, a dir[illegible] of the corporation shall not be liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director; provided, however, that this provision shall not affect a director's liability for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing [illegible]tion of the law; or (b) the payment of dividends in violatio[illegible] RS 7[illegible].300. The corporation shall indemnify its directors [illegible] the [illegible]llest extent permissible under the Nevada Business Corporation Act, and the expenses of directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director to repay the amount if it is ultimately determined by a court that such person is not entitled to be indemnified by the corporation.

11. <u>Incorporator</u> The name and address of the incorporator of the corporation is:

NAME	ADDRESS
Wendy L. Martinez	711 Navarro, Sixth Floor San Antonio, Texas 78205

EXECUTED this 20th day of April, 1994.

INCORPORATOR:

WENDY L. MARTINEZ

STATE OF TEXAS §
§
COUNTY OF BEXAR §

On April 20, 1994, personally appeared before me, a notary public, Wendy L. Martinez, personally known to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument.

Notary Public, State of Texas

[illegible]
Notary Public, State of Texas
My Commission Expires [illegible]

RECEIVED
APR 27 1994
SECRETARY OF STATE

[illegible]

STATE OF NEVADA

Secretary Of State

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

APR 27 1994

6435-94

CHERYL A. LAU SECRETARY OF STATE

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

IN THE MATTER OF Clear Channel Holdings, Inc.
Name of Corporation

I, Thomas N. Weir & Associates, Inc., with address at Suite 60
Name of Resident Agent

Street 3305 W. Spring Mountain Rd.

Town of Las Vegas, County of Clark, State of Nevada, hereby accept the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

FURTHERMORE, that the principal office in this state is located at Suite 60

Street 3305 W. Spring Mountain Rd.

Town of Las Vegas, County of Clark,

State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of April 19 94

Resident Agent

NRS 78.090 Except during any period of vacancy described in NRS 78.097, every corporation shall have a resident agent, who may be either a natural person or a corporation, resident or located in this state, in charge of its principal office. The resident agent may be any bank or banking corporation, or other corporation, located and doing business in this state. . . . The certificate of acceptance must be filed at the time of the initial filing of the corporate papers.

350 - TA

C 6435 - 94

FILED # [illegible]

DEC 1 6 2003

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

[redacted]

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))
SUBMIT IN DUPLICATE

1) **Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.**

CDC/SMT, Inc.
Name of merging entity

Florida
Jurisdiction

Corporation
Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

and,

Clear Channel Holdings, Inc.
Name of surviving entity

Nevada
Jurisdiction

Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

[redacted]

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

2) **Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger – NRS 92A.190):**

Attn: ______________________________

c/o: ______________________________

____

____

3) **(Choose one)**

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)**

4) **Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity):**

(a) Owner's approval was not required from :

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

and, or;

____
Name of *surviving* entity, if applicable

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

[redacted]

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

CDC/SMT, Inc.
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

and, or;

Clear Channel Holdings, Inc.
Name of *surviving* entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

[redacted]

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

and, or;

____
Name of *surviving* entity, if applicable

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

5) **Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:**

Article 4 shall read in its entirety as follows:

"Capital Stock: The aggregate number of shares which the corporation shall have the authority to issue is 1,001 shares of common stock of the par value of ten cents ($0.10) per share."

6) **Location of Plan of Merger (check a or b):**

_____ (a) The entire plan of merger is attached;

or,

_X_ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) **Effective date (optional)**:** ____________________

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent – Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

8) **Signatures – Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)***

(If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):

CDC/SMT, Inc.
Name of merging entity

Stephanie Rosales — Vice-President — 11/30/03
Signature — Title — Date

Name of merging entity

___ ___ ___/___/___
Signature — Title — Date

Name of merging entity

___ ___ ___/___/___
Signature — Title — Date

Name of merging entity

___ ___ ___/___/___
Signature — Title — Date

Clear Channel Holdings, Inc.
Name of surviving entity

Stephanie Rosales — Vice-President — 11/30/03
Signature — Title — Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.